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                                                                    EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-90058) of The Shaw Group Inc. of our report dated June 7, 2002, except for the certain matters discussed in Note 2, as to which the date is June 15, 2002, with respect to the consolidated financial statements of The IT Group, Inc. included in The Shaw Group Inc.'s Current Report on Form 8-K/A dated July 12, 2002, for the year ended December 28, 2001, filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
July 24, 2002